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                                                                    EXHIBIT 23.1

                              T. E. LOTT & COMPANY
                           A PROFESSIONAL ASSOCIATION
                          CERTIFIED PUBLIC ACCOUNTANTS

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The First Bancshares, Inc.:

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 11, 1998, relating to the consolidated financial statements of The First Bancshares, Inc., and its subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                    /s/ T.E. Lott & Company
                                    ------------------------------
                                    T.E. LOTT & COMPANY




Columbus, Mississippi
September 14, 1998